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Christian Charnaux	McLean, VA 22102
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Hilton Worldwide Exceeds High End of Guidance for Third Quarter 2014 RevPAR, EPS and Adjusted EBITDA; Raises Full Year Outlook

MCLEAN, Va. (October 31, 2014) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its third quarter 2014 results and raised its full year 2014 outlook. Highlights include:

•	EPS was $0.19 for the third quarter; EPS, adjusted for special items was $0.18; net income attributable to Hilton stockholders for the third quarter was $183 million

•	Adjusted EBITDA for the third quarter increased more than 13 percent from the same period in 2013 to $645 million and Adjusted EBITDA margin increased 160 basis points

•	System-wide comparable RevPAR increased 8.4 percent for the third quarter on a currency neutral basis from the same period in 2013

•	U.S. comparable RevPAR increased 8.8 percent for the third quarter from the same period in 2013

•	Management and franchise fees for the third quarter increased 16 percent from the same period in 2013 to $383 million

•	Gross operating profit margins for comparable owned and operated hotels increased over 150 basis points for the third quarter compared to the same period in 2013

•	Opened more than 12,000 rooms in the third quarter for a total of nearly 30,000 rooms through September 2014

•
Approved 20,000 new rooms for development during the third quarter, growing its industry-leading development pipeline to 1,269 hotels, consisting of approximately 215,000 rooms, as of September 30, 2014

•
Reduced long-term debt by $250 million during the third quarter and another $100 million in October 2014, for a total reduction of $800 million through October 2014; raised full year guidance for voluntary debt prepayments to between $900 million and $1.0 billion

•	Increased outlook for full year 2014 Adjusted EBITDA to between $2,470 million and $2,490 million

•
Full year 2015 RevPAR expected to increase between 5.0 percent and 7.0 percent and net unit growth expected to be between 40,000 rooms and 45,000 rooms, a 6.0 percent to 7.0 percent increase in managed and franchised rooms

Overview

For the three months ended September 30, 2014, earnings per share ("EPS") was $0.19 compared to $0.22 for the three months ended September 30, 2013. Adjusted EBITDA increased over 13 percent to $645 million for the three months ended September 30, 2014, compared to $570 million for the three months ended September 30, 2013 and net income attributable to Hilton stockholders was $183 million for the three months ended September 30, 2014 compared to $200 million for the three months ended September 30, 2013.

For the nine months ended September 30, 2014, EPS was $0.52 compared to $0.42 for the nine months ended September 30, 2013. Adjusted EBITDA increased 14 percent to $1,840 million for the nine months ended September 30, 2014, compared to $1,607 million for the nine months ended September 30, 2013 and net income attributable to Hilton stockholders was $515 million for the nine months ended September 30, 2014 compared to $389 million for the nine months ended September 30, 2013.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We had yet another strong quarter that exceeded our expectations for RevPAR, EPS and Adjusted EBITDA growth, and as a result, we have increased our outlook for the year.

"The global presence of our industry-leading brands continues to increase, with over 12,000 new rooms opening during the third quarter. Globally, we remain number one in rooms under construction, rooms in the pipeline and room supply," Nassetta added.

"Recently, our Luxury & Lifestyle brands noted significant accomplishments, with the launch of our 12th brand, Canopy by Hilton, which we believe will redefine the lifestyle category. Also, our planned sale and long-term management of the Waldorf Astoria New York, which after a major renovation by the new owner will return the iconic property to its historic grandeur, is expected to unlock significant value for shareholders."

Segment Highlights

Management and Franchise

Management and franchise fees were $383 million in the third quarter of 2014, an increase of 16 percent compared to the same period in 2013. Excluding $3 million of affiliate management fees that are not comparable year over year as a result of a modification to certain affiliate management agreements, management and franchise fees increased 15 percent. RevPAR at comparable managed and franchised hotels in the third quarter increased 8.6 percent on a currency neutral basis (an 8.4 percent increase in actual dollars) compared to the same period in 2013. The increase in RevPAR at comparable managed and franchised hotels, new units and incentive fee participation rates have yielded continued fee growth during the third quarter of 2014, including base and incentive management fees, which increased 14 percent and 21 percent, respectively, compared to the same period in 2013, excluding a $5 million reclassification from base to incentive fees in the third quarter of 2014 for a small group of hotels.

Ownership

Revenues from the ownership segment were $1,087 million in the third quarter of 2014, an increase of 8 percent from the same period in 2013. Ownership segment Adjusted EBITDA for the third quarter of 2014 was $260 million. Ownership segment Adjusted EBITDA increased 16 percent(1) from the same period in 2013 and Adjusted EBITDA margin increased 161 basis points(1). RevPAR at comparable hotels in the ownership segment increased 7.3 percent on a currency neutral basis (an 8.0 percent increase in actual dollars) in the third quarter of 2014 compared to the same period in 2013, led by an increase in RevPAR of 9.0 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 5.0 percent on a currency neutral basis (a 6.5 percent increase in actual dollars).

___________

(1)
Excluding $3 million of affiliate management fees in the third quarter of 2014 that are not comparable year over year as a result of a modification to certain affiliate management agreements. Ownership segment Adjusted EBITDA margin is calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

Hilton Worldwide continues to make progress executing on value enhancement opportunities embedded in its owned portfolio. As recently announced, Hilton Worldwide entered into an agreement to sell the Waldorf Astoria New York hotel for $1.95 billion. As part of this long-term partnership, Hilton Worldwide will continue to manage the property for the next 100 years under the Waldorf Astoria Hotels & Resorts brand.

Timeshare

Timeshare segment revenue and Adjusted EBITDA for the third quarter of 2014 were $295 million and $78 million, respectively, compared to $302 million and $86 million, respectively, for the same period in 2013. Resort operations revenue increased $7 million compared to the third quarter of 2013. As a result of the deferral of revenue recognition on sales of certain of our owned timeshare inventory, timeshare sales revenue decreased approximately $20 million, offset by a $4 million increase in fees for selling timeshare intervals on behalf of third-party developers. On a year-to-date basis, timeshare segment Adjusted EBITDA increased 13 percent from the same period in 2013 to $232 million.

During the third quarter of 2014, 58 percent of intervals sold were developed by third parties. Hilton Worldwide's supply of third-party developed timeshare intervals was approximately 106,000, or 81 percent of the total supply, as of September 30, 2014. Hilton Worldwide continues to expand its overall supply of timeshare intervals and as of September 30, 2014, had approximately 131,000 intervals, or six years of projected supply at the current sales pace.

Development

Hilton Worldwide opened 70 hotels with over 12,000 rooms in the third quarter of 2014, over 30 percent of which were conversions from non-Hilton brands, and achieved net unit growth of over 11,000 rooms.

As of September 30, 2014, Hilton Worldwide had the largest rooms pipeline in the lodging industry, according to Smith Travel Research, Inc. ("STR"), with approximately 215,000 rooms at 1,269 hotels throughout 74 countries and territories, of which 56 percent, or approximately 119,000 rooms, were located outside of the United States. Over half of the development pipeline, or approximately 109,000 rooms, were under construction. According to STR, Hilton Worldwide has the largest share of rooms under construction and rooms in the pipeline on a global basis(1).

On October 15, 2014, Hilton Worldwide launched its newest brand: Canopy by Hilton. This brand represents a new hotel concept that redefines the lifestyle category, offering simple, guest-directed service, thoughtful local choices and comfortable spaces for a positive stay, as well as delivering the many benefits of Hilton Worldwide's system, including the Hilton HHonors guest loyalty program. Letters of intent have been signed for 11 properties and Hilton Worldwide expects to open the first Canopy hotel in 2015.

Balance Sheet and Liquidity

During the third quarter of 2014, Hilton made $250 million of voluntary prepayments on its senior secured term loan facility. In October 2014, Hilton made an additional $100 million voluntary prepayment, bringing the total voluntary prepayments to $800 million through October 2014.

As of September 30, 2014, Hilton had $11.1 billion of outstanding indebtedness with a weighted average interest rate of 4.1 percent, excluding $937 million of non-recourse debt.

Total cash and cash equivalents were $831 million as of September 30, 2014, including $288 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of September 30, 2014.

Outlook

Full Year 2014

•
System-wide RevPAR is expected to increase between 6.0 percent and 7.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 5.0 percent and 6.0 percent on a comparable and currency neutral basis as compared to 2013.

____________

(1)	Source: STR Global New Development Pipeline (September 2014).

•	Adjusted EBITDA is projected to be between $2,470 million and $2,490 million.

•	Management and franchise fees are projected to increase approximately 13 percent to 15 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $315 million and $330 million.

•	Corporate expense and other is projected to increase between 3 percent and 5 percent, including incremental public company costs.

•	Diluted EPS, adjusted for special items, is projected to be between $0.69 and $0.71.

•	Capital expenditures, excluding timeshare inventory, are expected to be approximately $350 million.

•	Net unit growth is expected to be approximately 35,000 rooms to 40,000 rooms, a 5.5 percent to 6.5 percent increase in managed and franchised rooms.

Fourth Quarter 2014

•	System-wide RevPAR is expected to increase between 6.0 percent and 7.0 percent on a comparable and currency neutral basis compared to the fourth quarter of 2013.

•	Adjusted EBITDA is expected to be between $630 million and $650 million.

•	Management and franchise fees are expected to increase approximately 12 percent to 14 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.16 and $0.18.

Full Year 2015

For 2015, we expect system-wide RevPAR to increase between 5.0 percent and 7.0 percent on a comparable and currency neutral basis compared to 2014. Given our strong development pipeline, unit growth should accelerate in 2015 as our global system of rooms is expected to expand by 40,000 rooms to 45,000 rooms on a net basis, a 6.0 percent to 7.0 percent increase in managed and franchised rooms.

Conference Call

Hilton Worldwide will host a conference call to discuss third quarter 2014 results on October 31, 2014 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 11936190. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 using the Conference ID 11936190.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margins and Net Debt. Please see the schedules to the press release for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For 95 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 12 world-class global brands is comprised of 4,265 managed, franchised, owned and leased hotels and timeshare properties, with 705,196 rooms in 93 countries and territories, including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Curio - A Collection by Hilton, Canopy by Hilton, DoubleTree by Hilton, Embassy Suites Hotels, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide and www.linkedin.com/company/hilton-worldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
Owned and leased hotels	$1,079	$998	$3,141	$2,982
Management and franchise fees and other	364	307	1,030	868
Timeshare	295	302	850	809
	1,738	1,607	5,021	4,659
Other revenues from managed and franchised properties	906	842	2,653	2,433
Total revenues	2,644	2,449	7,674	7,092

Expenses
Owned and leased hotels	816	780	2,420	2,327
Timeshare	199	194	564	545
Depreciation and amortization	159	146	470	455
General, administrative and other	119	130	349	319
	1,293	1,250	3,803	3,646
Other expenses from managed and franchised properties	906	842	2,653	2,433
Total expenses	2,199	2,092	6,456	6,079

Operating income	445	357	1,218	1,013

Interest income	2	2	8	5
Interest expense	(156)	(127)	(467)	(401)
Equity in earnings from unconsolidated affiliates	4	3	16	11
Gain (loss) on foreign currency transactions	(5)	39	41	(43)
Other gain (loss), net	24	(1)	38	5

Income before income taxes	314	273	854	590

Income tax expense	(127)	(70)	(331)	(192)

Net income	187	203	523	398
Net income attributable to noncontrolling interests	(4)	(3)	(8)	(9)
Net income attributable to Hilton stockholders	$183	$200	$515	$389

Weighted average shares outstanding
Basic	985	921	985	921
Diluted	987	921	986	921

Earnings per share
Basic and diluted	$0.19	$0.22	$0.52	$0.42

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Management and franchise(1)	$383	$330	$1,085	$938
Ownership(1)(2)(3)(4)	260	227	730	672
Timeshare(1)(2)	78	86	232	205
Corporate and other(3)	(76)	(73)	(207)	(208)
Adjusted EBITDA(5)	$645	$570	$1,840	$1,607
____________

(1)
Includes management, royalty and intellectual property fees of $30 million and $24 million for the three months ended September 30, 2014 and 2013, respectively, and $86 million and $71 million for the nine months ended September 30, 2014 and 2013, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the condensed consolidated financial statements. Also includes a licensing fee of $11 million and $15 million for the three months ended September 30, 2014 and 2013, respectively, and $33 million and $40 million for the nine months ended September 30, 2014 and 2013, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the condensed consolidated financial statements. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.

(2)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the condensed consolidated financial statements. These charges totaled $7 million for the three months ended September 30, 2014 and 2013 and $21 million and $19 million for the nine months ended September 30, 2014 and 2013, respectively. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.

(3)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for the three months ended September 30, 2014 and 2013 and $6 million and $7 million for the nine months ended September 30, 2014 and 2013, respectively. Also includes other intercompany charges of $1 million for the three months ended September 30, 2014 and $3 million and $2 million for the nine months ended September 30, 2014 and 2013, respectively. Other intercompany charges were less than $1 million for the three months ended September 30, 2013.

(4)	Includes unconsolidated affiliate Adjusted EBITDA.

(5)	See page 17 for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	79.7%	2.9%	pts.	$138.08	4.8%	$110.00	8.7%
Europe	81.5	2.5		172.38	3.3	140.55	6.6
Middle East & Africa	63.7	11.7		167.00	(5.7)	106.32	15.5
Asia Pacific	71.5	1.7		157.48	0.9	112.62	3.4
System-wide	79.0	3.1		142.51	4.2	112.59	8.4

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	76.7%	2.4%	pts.	$137.30	4.3%	$105.31	7.7%
Europe	75.3	2.3		171.90	2.4	129.52	5.7
Middle East & Africa	62.9	2.2		164.09	—	103.14	3.6
Asia Pacific	68.2	2.0		160.28	2.4	109.35	5.5
System-wide	75.8	2.4		141.77	3.9	107.48	7.3

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	71.0%	0.4%	pts.	$303.75	6.5%	$215.62	7.2%
Conrad Hotels & Resorts	74.2	6.8		253.84	0.3	188.37	10.5
Hilton Hotels & Resorts	78.3	2.8		168.35	3.5	131.82	7.4
DoubleTree by Hilton	78.8	2.8		135.38	5.7	106.67	9.5
Embassy Suites Hotels	80.3	1.8		148.36	5.3	119.15	7.8
Hilton Garden Inn	80.1	3.5		129.02	4.8	103.39	9.6
Hampton Hotels	78.7	3.6		118.20	4.1	92.98	9.1
Homewood Suites by Hilton	83.3	2.8		126.81	4.7	105.57	8.3
Home2 Suites by Hilton	83.5	7.1		108.20	4.5	90.36	14.2
System-wide	79.0	3.1		142.51	4.2	112.59	8.4

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	73.6%	0.3%	pts.	$319.57	6.1%	$235.35	6.5%
Conrad Hotels & Resorts	68.7	4.1		260.26	3.9	178.80	10.6
Hilton Hotels & Resorts	75.5	1.8		168.69	3.6	127.38	6.1
DoubleTree by Hilton	75.9	2.6		133.61	4.6	101.42	8.3
Embassy Suites Hotels	78.8	1.8		148.23	4.9	116.80	7.3
Hilton Garden Inn	76.9	3.0		126.81	3.8	97.54	8.1
Hampton Hotels	74.3	2.7		115.65	4.0	85.95	7.9
Homewood Suites by Hilton	80.5	2.6		125.41	4.4	100.94	7.9
Home2 Suites by Hilton	81.2	6.5		106.78	2.8	86.74	11.7
System-wide	75.8	2.4		141.77	3.9	107.48	7.3

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	82.2%	3.0%	pts.	$198.54	3.3%	$163.21	7.3%
U.S.	84.8	2.3		209.43	6.0	177.52	9.0
International (non-U.S.)	79.2	3.9		184.95	(0.1)	146.51	5.0

Management and franchise	78.7	3.1		136.36	4.4	107.27	8.6
U.S.	79.6	3.0		133.17	4.6	105.96	8.7
International (non-U.S.)	74.6	3.4		151.96	3.1	113.30	8.0

System-wide	79.0	3.1		142.51	4.2	112.59	8.4
U.S.	79.9	3.0		138.38	4.7	110.57	8.8
International (non-U.S.)	75.6	3.5		159.34	2.2	120.38	7.2

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	78.4%	1.8%	pts.	$197.90	3.3%	$155.12	5.7%
U.S.	82.2	1.6		205.48	4.8	168.90	6.9
International (non-U.S.)	73.9	2.1		188.07	1.2	139.05	4.1

Management and franchise	75.5	2.4		135.65	4.1	102.47	7.5
U.S.	76.6	2.5		132.28	4.2	101.29	7.7
International (non-U.S.)	70.8	2.2		152.34	3.4	107.87	6.7

System-wide	75.8	2.4		141.77	3.9	107.48	7.3
U.S.	76.9	2.4		137.32	4.2	105.65	7.6
International (non-U.S.)	71.5	2.2		160.21	2.8	114.51	6.0
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)(2)	$78	$73	5	6.8
Incentive fees(1)(2)	34	24	10	41.7
Total base and incentive fees	112	97	15	15.5
Other management fees(3)	7	6	1	16.7
Total management fees	119	103	16	15.5
Franchise fees(4)	264	227	37	16.3
Total management and franchise fees	383	330	53	16.1
Other revenues(5)	24	18	6	33.3
Intersegment fees elimination(1)(4)(5)	(43)	(41)	(2)	4.9
Management and franchise fees and other revenues	$364	$307	57	18.6

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)	$245	$219	26	11.9
Incentive fees(1)	99	80	19	23.8
Total base and incentive fees	344	299	45	15.1
Other management fees(3)	19	17	2	11.8
Total management fees	363	316	47	14.9
Franchise fees(4)	722	622	100	16.1
Total management and franchise fees	1,085	938	147	15.7
Other revenues(5)	70	48	22	45.8
Intersegment fees elimination(1)(4)(5)	(125)	(118)	(7)	5.9
Management and franchise fees and other revenues	$1,030	$868	162	18.7
____________

(1)
Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $30 million and $24 million for the three months ended September 30, 2014 and 2013, respectively, and $86 million and $71 million for the nine months ended September 30, 2014 and 2013, respectively.

(2)
Includes a $5 million reclassification made during the three months ended September 30, 2014 for a small group of hotels. Excluding this reclassification, base fees and incentive fees increased 13.7 percent and 20.8 percent, respectively, for the three months ended September 30, 2014, compared to the three months ended September 30, 2013.

(3)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(4)
Includes a licensing fee earned from the timeshare segment of $11 million and $15 million for the three months ended September 30, 2014 and 2013, respectively, and $33 million and $40 million for the nine months ended September 30, 2014 and 2013, respectively.

(5)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million for the three months ended September 30, 2014 and 2013 and $6 million and $7 million for the nine months ended September 30, 2014 and 2013, respectively.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$215	$231	(16)	(6.9)
Resort operations	44	37	7	18.9
Financing and other	36	34	2	5.9
	$295	$302	(7)	(2.3)

Operating Expenses
Timeshare sales	$152	$151	1	0.7
Resort operations	31	30	1	3.3
Financing and other	16	13	3	23.1
	$199	$194	5	2.6

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$609	$598	11	1.8
Resort operations	141	115	26	22.6
Financing and other	100	96	4	4.2
	$850	$809	41	5.1

Operating Expenses
Timeshare sales	$429	$415	14	3.4
Resort operations	93	88	5	5.7
Financing and other	42	42	—	—
	$564	$545	19	3.5

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of September 30, 2014

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	2	1,602	11	5,324	—	—	13	6,926
Americas (excluding U.S.)	—	—	1	248	1	984	2	1,232
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,335	—	—	4	1,335
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	705	1	256	4	1,152
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,422	1	636	12	4,058
Hilton Hotels & Resorts
U.S.	23	21,110	42	24,959	175	52,826	240	98,895
Americas (excluding U.S.)	3	1,836	23	7,946	18	5,490	44	15,272
Europe	72	18,803	58	16,991	21	5,557	151	41,351
Middle East & Africa	6	2,276	44	13,991	1	410	51	16,677
Asia Pacific	8	3,952	54	20,640	8	2,981	70	27,573
Curio - A Collection by Hilton
U.S.	—	—	—	—	2	1,811	2	1,811
DoubleTree by Hilton
U.S.	11	4,268	28	8,245	248	60,507	287	73,020
Americas (excluding U.S.)	—	—	3	637	12	2,301	15	2,938
Europe	—	—	12	3,676	40	6,950	52	10,626
Middle East & Africa	—	—	7	1,464	4	488	11	1,952
Asia Pacific	—	—	29	8,839	2	965	31	9,804
Embassy Suites Hotels
U.S.	10	2,523	42	11,118	158	36,406	210	50,047
Americas (excluding U.S.)	—	—	3	653	5	1,270	8	1,923
Hilton Garden Inn
U.S.	2	290	5	635	530	72,512	537	73,437
Americas (excluding U.S.)	—	—	6	808	24	3,683	30	4,491
Europe	—	—	19	3,474	13	1,885	32	5,359
Middle East & Africa	—	—	1	180	—	—	1	180
Asia Pacific	—	—	5	748	—	—	5	748
Hampton Hotels
U.S.	1	130	50	6,238	1,846	178,690	1,897	185,058
Americas (excluding U.S.)	—	—	7	837	57	7,021	64	7,858
Europe	—	—	6	974	23	3,530	29	4,504
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	32	3,652	305	33,912	337	37,564
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	39	4,132	39	4,132
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,272	5	944	—	—	8	2,216
Lodging	145	59,330	524	151,677	3,552	487,395	4,221	698,402
Hilton Grand Vacations	—	—	44	6,794	—	—	44	6,794
Total	145	59,330	568	158,471	3,552	487,395	4,265	705,196
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$67	$42	25	59.5
Timeshare property and equipment	4	2	2	NM(1)
Corporate & other property and equipment	3	2	1	50.0
Total capital expenditures for property and equipment	74	46	28	60.9
Software capitalization costs	13	24	(11)	(45.8)
Contract acquisition costs	33	2	31	NM(1)
Expenditures for timeshare inventory net of costs of sales(2)	(8)	(8)	—	—
Total capital expenditures	$112	$64	48	75.0

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$173	$158	15	9.5
Timeshare property and equipment	5	4	1	25.0
Corporate & other property and equipment	6	5	1	20.0
Total capital expenditures for property and equipment	184	167	17	10.2
Software capitalization costs	45	50	(5)	(10.0)
Contract acquisition costs	54	12	42	NM(1)
Expenditures for timeshare inventory net of costs of sales(2)	(34)	(29)	(5)	17.2
Total capital expenditures	$249	$200	49	24.5
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $23 million and $32 million for the three months ended September 30, 2014 and 2013, respectively, and $67 million and $72 million for the nine months ended September 30, 2014 and 2013, respectively, and timeshare costs of sales were $31 million and $40 million for the three months ended September 30, 2014 and 2013, respectively, and $101 million for the nine months ended September 30, 2014 and 2013.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended
	September 30,
	2014	2013
Net income attributable to Hilton stockholders, as reported	$183	$200

Share-based compensation expense(1)	6	—
Net gain on asset acquisitions and dispositions(2)	(25)	—
Offering expenses(3)	2	—
Total special items before tax	(17)	—
Income tax benefit (expense) on special items	8	—
Net income, adjusted for special items	$174	$200

Basic and diluted EPS, as reported	$0.19	$0.22
Total per share special items before tax	(0.02)	—
Per share income tax benefit (expense) on special items	0.01	—
Basic and diluted EPS, adjusted for special items	$0.18	$0.22

	Nine Months Ended
	September 30,
	2014	2013
Net income attributable to Hilton stockholders, as reported	$515	$389

Share-based compensation expense(1)	25	—
Net gain on asset acquisitions and dispositions(2)	(37)	—
Offering expenses(3)	9	—
Total special items before tax	(3)	—
Income tax benefit (expense) on special items	7	—
Net income, adjusted for special items	$519	$389

Basic and diluted EPS, as reported	$0.52	$0.42
Total per share special items before tax	—	—
Per share income tax benefit (expense) on special items	0.01	—
Basic and diluted EPS, adjusted for special items	$0.53	$0.42
____________

(1)
Expense was recognized in general, administrative and other expenses during the three and nine months ended September 30, 2014 related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the 2013 Omnibus Incentive Plan.

(2)
A net gain was recognized in other gain (loss), net during the three and nine months ended September 30, 2014 related to the acquisition of a controlling financial interest in certain hotels and disposition of property and equipment and investments in affiliates.

(3)
Expense was recognized in general, administrative and other expenses during the three and nine months ended September 30, 2014 related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income attributable to Hilton stockholders	$183	$200	$515	$389
Interest expense	156	127	467	401
Interest expense included in equity in earnings from unconsolidated affiliates	2	4	8	10
Income tax expense	127	70	331	192
Depreciation and amortization	159	146	470	455
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	7	8	22	23
EBITDA	634	555	1,813	1,470
Net income attributable to noncontrolling interests	4	3	8	9
Loss (gain) on foreign currency transactions	5	(39)	(41)	43
FF&E replacement reserve	9	12	32	29
Share-based compensation expense	6	2	25	5
Other loss (gain), net(1)	(24)	1	(38)	(5)
Other adjustment items(2)	11	36	41	56
Adjusted EBITDA	$645	$570	$1,840	$1,607
____________

(1)
Represents gains and losses on the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates and lease restructuring transactions.

(2)	Represents adjustments for reorganization costs, severance, offering costs and other items.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Total revenues, as reported	$2,644	$2,449	$7,674	$7,092

Less: other revenues from managed and franchised properties	(906)	(842)	(2,653)	(2,433)
Total revenues, excluding other revenues from managed and franchised properties	$1,738	$1,607	$5,021	$4,659

Adjusted EBITDA	$645	$570	$1,840	$1,607

Adjusted EBITDA margin	37.1%	35.5%	36.6%	34.5%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	September 30,	December 31,
	2014	2013
Long-term debt, including current maturities	$11,127	$11,755
Non-recourse debt, including current maturities(1)	276	296
Total long-term debt and non-recourse debt	11,403	12,051
Add: Hilton's share of unconsolidated affiliate debt	219	302
Less: cash and cash equivalents	(543)	(594)
Less: restricted cash and cash equivalents	(288)	(266)
Net debt	$10,791	$11,493
____________

(1)	Excludes the Timeshare Facility and the notes related to the securitization transactions.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2014
(in millions)

	Three Months Ending December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$160	$174
Interest expense	151	151
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	2	2
Income tax expense	110	119
Depreciation and amortization	155	155
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	6	6
EBITDA	584	607
Net income attributable to noncontrolling interests	7	7
FF&E replacement reserve	14	14
Share-based compensation expense	4	4
Other adjustment items(1)	21	18
Adjusted EBITDA	$630	$650

	Year Ending December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$675	$689
Interest expense	618	618
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	10	10
Income tax expense	441	450
Depreciation and amortization	625	625
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	28	28
EBITDA	2,397	2,420
Net income attributable to noncontrolling interests	15	15
Gain on foreign currency transactions	(41)	(41)
FF&E replacement reserve	46	46
Share-based compensation expense	30	30
Other gain, net(2)	(38)	(38)
Other adjustment items(1)	61	58
Adjusted EBITDA	$2,470	$2,490
____________

(1)	Represents adjustments for reorganization costs, severance, offering costs and other items.

(2)	Represents gains and losses on the acquisition of a controlling financial interest in certain hotels and disposition of property and equipment and investments in affiliates.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2014
(in millions, except per share data)

	Three Months Ending December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$160	$174

Share-based compensation expense(1)	4	4
Total special items before tax	4	4
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$164	$178

Basic and diluted EPS, before special items	$0.16	$0.18
Total per share special items before tax	—	—
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.16	$0.18

	Year Ending December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$675	$689

Share-based compensation expense(1)	30	30
Net gain on asset acquisitions and dispositions(2)	(37)	(37)
Offering expenses(3)	9	9
Total special items before tax	2	2
Income tax expense on special items	7	7
Net income, adjusted for special items	$684	$698

Basic and diluted EPS, before special items	$0.68	$0.70
Total per share special items before tax	—	—
Per share income tax expense on special items	0.01	0.01
Basic and diluted EPS, adjusted for special items	$0.69	$0.71
____________

(1)
Expense related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation related to awards issued under the 2013 Omnibus Incentive Plan.

(2)	Net gain related to the acquisition of a controlling financial interest in certain hotels and disposition of property and equipment and investments in affiliates.

(3)	Expense related to costs incurred in connection with the secondary equity offering by certain selling stockholders.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under generally accepted accounting principles in the United States ("U.S. GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with the Company's initial public offering; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) the Company's share of investments in affiliate debt; reduced by (iv) cash and cash equivalents; and (v) restricted cash and cash equivalents.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,221 hotels in the Company's system as of September 30, 2014, 3,548 were classified as comparable hotels. The 673 non-comparable hotels included 63 properties, or approximately one percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.